EXHIBIT 10.1


                           SECURAC INTERNATIONAL LTD.
                     SOFTWARE LICENSE AND SERVICES AGREEMENT


THIS AGREEMENT (the "AGREEMENT") dated and effective as of the 1st day of April, 2004 (the "EFFECTIVE DATE").

BETWEEN:

      SECURAC TECHNOLOGIES LTD., a body corporate created pursuant to the laws of the Province of Alberta ("LICENSOR") - and -

      SECURAC INC., a body corporate created pursuant to the laws of the Province of Alberta ("LICENSEE")

      WHEREAS Licensor owns the rights in and to the software application known as the "Acertus(TM)" Enterprise Risk & Compliance Software for all areas on the world other than North America;

      AND WHEREAS Licensee wishes to obtain, and Licensor wishes to license to license, the right to use the software and be the exclusive distributor of such software in the Territory (as defined below);

      NOW THEREFORE in consideration of the above recitals and all of the representations, promises and conditions set forth in this Agreement, the parties agree as follows:

1.    DEFINITIONS

 "AFFILIATE" means with respect to any entity, any other entity directly or indirectly controlling or controlled by, or under direct or indirect, control with such entity or one or more of the other Affiliates of that entity (or a combination thereof). For purposes of this definition any entity shall control another entity if the first entity:

      (i) owns, beneficially or of record, more than fifty (50%) percent of the voting securities of the other entity, or

      (ii) has the ability to elect a majority of the directors of the other entity;

"BUSINESS DAY" means any calendar day other than a Saturday, Sunday or statutory holiday observed in Canada;

"CLIENT" means a natural person, sole proprietorship, partnership, corporation, trust, joint venture, any governmental authority or any incorporated or unincorporated entity or association of any nature, and any Affiliate, subsidiary or entity directly or indirectly controlled thereby, which resides in the Territory and enters into a contract, oral or written, with Licensee or any of its resellers, distributors or other sub-licensees;

"CONFIDENTIAL INFORMATION" means all non-public, proprietary, confidential information pertaining to or concerning a party or its Affiliates including (i) all confidential information relating to the business and affairs of Licensee or any Affiliate thereof, including all data stored on or processed by the Software and all information relating to its operations, financial affairs, technology, clients or prospective clients and projects undertaken for its clients or prospective clients; and (ii) all confidential information relating to the business and affairs of Licensor or any Affiliate thereof, including all information relating to its operations, financial affairs, technology, clients and projects undertaken for its clients, and (iii) the logic, structure, sequence and organization of the Software, and all information, data, drawings, specifications, documentation, software listings, source or object code which Licensor may have imparted and may from time to time impart to Licensee, relating to the Software, or any other Licensor product, provided that:

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      (i)   information that is independently developed by the receiving party;

      (ii) information which becomes part of the public domain (other than through unauthorized disclosure by the receiving party); or

      (iii) information which is disclosed by the owner of such information to a third party free of any obligation of confidentiality or of which either party gained knowledge or possession free of any obligation of confidentiality, shall not be considered Confidential Information;

"DOCUMENTATION" means standard documentation (print or electronic media) supplied by Licensor to Licensee in respect of the Software, Releases, or Enhancements, and containing descriptive information, as the case may be, regarding functionality, defects corrections, installation, operating and maintenance instructions;

"ENHANCEMENTS" has the meaning set forth in Section 4.2 herein;

"GROSS REVENUES" means all gross revenues generated by Licensee through the licensing and distribution of the Software in the Territory on a consolidated basis, net any applicable taxes, returns or rebates;

"MAINTENANCE" has the meaning set forth in Section 4.1 herein;

"RELEASE" means a new version of the Software that may contain Enhancements, functional changes, modifications, extensions, Error corrections or bug fixes;

"SOFTWARE" means the Acertus(TM) Enterprise Risk & Compliance Software product and the Documentation, tools and utilities, and miscellaneous technical information as well as any Enhancements and Releases as provided from time to time by Licensor pursuant to this Agreement;

"SUPPLEMENTAL SERVICES" has the meaning set forth in Section 4.2 herein;

"TERRITORY" means the country of Canada and the country of the United States of America; and

"THIRD PARTY SOFTWARE" means any third party software that is required in order for the Software to perform its functionality.

2.    LICENSE TO USE AND DISTRIBUTE THE SOFTWARE

2.1   GRANT OF EXCLUSIVE LICENSE

Licensor hereby grants to Licensee an exclusive, perpetual, non-transferable, sub-licensable license and limited right, subject to the terms and conditions herein, to:

(a) market and distribute the Software in the Territory for all fields of use and in all vertical markets, using any distribution model that Licensee reasonably deems appropriate, including without limitation, directly licensing to Clients or appointing re-sellers to market and distribute the Software to Clients;

(b) enter into software license and maintenance agreements for the Software directly with Clients in the Territory;

(c) use the Software to conduct risk assessment projects for Clients and sub-license the right for others to do the same; and

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(d)   use any and all of the copyright,  patents and trade-marks and other trade indicia of Licensor in the Territory for the sole and limited purpose of carrying out the business of marketing, distributing and licensing the Software in the Territory pursuant to the terms of this Agreement.

2.2   LOSS OF EXCLUSIVITY

Notwithstanding the above, if the common shares of Licensee are not listed on either the NASDAQ, AMEX or NYSE stock exchanges as of the third anniversary of the Effective Date, the exclusivity granted to Licensee in Section 2.1 shall automatically cease and the rights granted therein shall become non-exclusive throughout the Territory for the balance of the term of the Agreement.

2.3   LICENSEE'S RELATIONSHIP WITH ITS RESELLERS, DISTRIBUTORS AND CLIENTS

The rights granted herein are conditional upon Licensee ensuring that:

(a) all reseller agreements, distributor agreements, end user license agreements, and maintenance agreements entered into by Licensee, its resellers, distributors, Clients and other sub-licensees pursuant to this Agreement are in a form acceptable to Licensor;

(b) Licensee monitors its use of Licensor's trade-marks and other trade indicia, as well as the use of such trademarks and trade indicia by Licensee's resellers, distributors, Clients and other sub-licensees in connection with the marketing, distribution and use of the Software, and promptly notifies Licensor of any and all infringements, imitations, illegal use or misuse, of such trade-marks and indicia, and requires its resellers, distributors, Clients and other sub-licensees to do the same; and

(c) agreements entered into by Licensee conferring rights upon resellers, distributors, Clients and other sub-licensees do not impose obligations on Licensor or expose Licensor to any liability beyond what Licensor has agreed to hereunder.

3.    LICENSE RESTRICTIONS

3.1   Licensee agrees not to, and agrees to cause its Clients not to:

(a) reproduce, adapt, vary, modify, decompile, enhance, translate, attempt to reverse engineer, reverse engineer, reverse assemble, create a derivative work of, or otherwise attempt to discover any source code of the Software, or communicate the same to any other person, or otherwise reduce or attempt to reduce the Software to human perceivable form;

(b) develop or write any software or other program or have any software or other program written or developed based on the Software or based on any of the Confidential Information;

(c) unless otherwise permitted under this Agreement, sell, assign, sublicense, rent, lease, grant a security interest in, or otherwise transfer any right in the Software or distribute or network any portion of the Software or related materials;

(d)   remove any proprietary notices or labels from the Software; or

(e) other than as permitted pursuant to this Agreement, use the name, trade-marks or trade indicia of Licensor or of any of its Affiliates, licensors, third party content or service providers, distributors, dealers or authorized suppliers, in any advertising, publicity releases, reference lists, media such as but not limited to sales presentations, without its prior written consent.

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4.    MAINTENANCE, ENHANCEMENTS AND SUPPLEMENTAL SERVICES

4.1 Licensor shall update and maintain the Software throughout the term of the Agreement and provide Licensee with Releases as and when they are released by Licensor from time to time (hereinafter "Maintenance"). Licensee shall pay to Licensor one hundred twenty thousand dollars ($120,000) per annum (the "Maintenance Fees") for Maintenance. Maintenance Fees shall be payable on each anniversary of the Effective Date.

4.2 Licensee shall be solely responsible for providing installation, training and support services to its Clients. Notwithstanding the foregoing, upon request by Licensee, Licensor may, at its sole discretion, provide installation, training and support services, or additional enhancements and modifications, to Licensee and/or Licensee's Clients or other sub-licensees ("Supplemental Services") at Licensor's standard time and material rates currently in effect when the Supplemental Services are performed. Such charges shall be invoiced according to Licensor's standard billing cycle, and payable according to Licensor's standard billing policies.

4.3 Licensor and/or its Affiliates shall own all intellectual property rights developed, authored, invented, first reduced to practice or otherwise created during the development of any Enhancements or the performance of any Supplemental Services.

5.    LICENSEE RESPONSIBILITIES

5.1   Licensee agrees:

(a)   to vigorously promote the sale of the Software within the Territory;

(b) not to sell or distribute any Software to anyone that is not within the Territory; and

(c) not to promote, offer for sale, or demonstrate any product or service that is directly competitive with the Software or the various services provided by Licensor in the Territory.

6.    ROYALTY AND AUDIT RIGHTS

6.1   ROYALTY

In consideration for the licenses and rights granted to Licensee pursuant to this Agreement, Licensee shall pay royalties to Licensor as follows:

(a) six hundred thousand United States dollars ($600,000 USD) as an up front royalty payable as follows:

      (i) Licensee immediately assigns to Licensor its right to receive the entire balance of a non-interest bearing promissory note in the amount of $374,024.83 (USD) between Licensee and Licensor's parent Securac Holdings Inc.; and

      (ii) $227,975.17 (USD) to be paid by Licensee to Licensor in the form of a non-interest bearing promissory note to be drawn down, in whole or in part, by Licensor as and when determined by Licensor in its sole discretion; and

(b) Six (6%) percent of the Gross Revenues of Licensee, payable quarterly in arrears by the 15th day after the end of each quarter, commencing on the Effective Date, once Gross Revenues for a fiscal quarter of Licensee have exceeded $300,000 USD.

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6.2   LATE PAYMENT

(a) All fees and charges shall be due and payable within thirty (30) days of receipt of the invoice and shall be deemed overdue if they remain unpaid forty-five (45) days after receipt of invoice.

(b) Interest charges at the rate of eighteen (18%) percent per annum compounded annually shall be applied to all overdue amounts until they are paid.

6.3   TAXES

Royalties, fees and other charges under this Agreement are exclusive of any provincial, state or federal sales taxes, goods and services taxes. If Licensor is required to remit any such taxes, then Licensor shall charge and Licensee shall pay the taxes as part of the invoice. Licensee shall be entitled, with the full co-operation of Licensor, to challenge any taxes imposed or assessed by any taxing authority on the royalties, fees and charges under this Agreement and shall be entitled to any rebates or refunds in respect of any taxes paid.

6.4   RECORDS AND AUDIT RIGHTS

Licensee shall maintain books and records of billings and collection as reasonably necessary to document and substantiate the determination of royalties due Licensor. Licensor may at its own expense, and at any time upon reasonable notice to Licensee, inspect those applicable records at Licensee's offices during Licensee's normal business hours. Licensor shall keep the content of all such records confidential. If any such audit discloses an error in payment by Licensee of amounts owed to Licensor in an amount greater than five percent (5%) of the total amounts owed for the period audited, Licensee will also pay for all of Licensor's reasonable costs (including the fees and expenses incurred by an independent auditor) incurred in connection with such audit as well as immediately pay such outstanding fees plus interest for the overdue period pursuant to Section 7.2 herein.

7.    CONFIDENTIAL INFORMATION

7.1 Confidential Information of either Licensor or Licensee (a "Disclosing Party") shall be held in confidence by the other party ("Receiving Party"). No Receiving Party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the Disclosing Party in any form to, or for the use or benefit of, any person or entity, except as provided in this Section 7.1, without such Disclosing Party's prior written consent. The Receiving Party shall, however, be permitted to disclose relevant aspects of a Disclosing Party's Confidential Information to its consultants, officers and employees and to the consultants, officers and employees of its Affiliates to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures, consistent with the manner in which such party protects its own Confidential Information from time to time, to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such consultants, officers and employees. The Receiving Party shall be responsible for any breach of the provisions of this Section 7.1 by its consultants, officers, or employees. The obligations in this Section 7.1 shall not restrict any disclosure by either party pursuant to:

(a)   any applicable law or legislation;

(b)   any order of any court of competent jurisdiction or government agency;

(c)   requirements for disclosure to regulators; and

(d) requirements for disclosure required in the course of judicial proceedings to enforce rights and/or remedies under this Agreement, providing that the Receiving Party has taken all reasonable steps to obtain a judicial order to close such proceedings and files relating to such information to all persons other than pursuant to such judicial order, unless such process has been waived in writing by the Disclosing Party, and provided that the Receiving Party shall endeavour to give prompt notice to the Disclosing Party of any such requirement to disclose.

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7.2   Each Party  recognizes that its disclosure of Confidential  Information in respect of the other party may give rise to irreparable injury to the other party and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, each party has the right to seek
      equitable  and  injunctive   relief  without   implementing   the  dispute
      resolution   procedures   described  in  this  Agreement  to  prevent  the
      unauthorized possession, use, disclosure or knowledge of any Confidential Information, as well as to such damages or other relief as is occasioned by such unauthorized possession or use.

7.3 Notwithstanding this Article 7 or any other provision of this Agreement, the parties shall be free to refer generally to the existence of this Agreement and the type of commercial relationships created hereby, provided no disclosure of specific terms is made.

8.    TERMINATION

8.1   This Agreement may be terminated as follows:

(a) immediately by Licensor upon providing notice to Licensee, if on three separate occasions during a 365 day period, Licensee fails to pay any non-deferred fees and charges due and owing to Licensor within thirty (30) days of receiving notice from Licensor of such default; or if Licensee otherwise fails to cure any other material breach of this Agreement within thirty (30) days of receiving notice from Licensor of such default;

(b) by Licensee without further notice, if Licensor fails to cure any material breach of this Agreement within thirty (30) days of receiving notice from Licensee of such default;

(c)   by either party if:

      (i) a receiver (unless the receivership order is vacated in thirty (30) days), trustee or bankruptcy or any other similar officer (unless such person' appointment is vacated in thirty (30) days) is appointed to take charge of all or any substantial part of the other party's business or property, or the business or property of its parent;

      (ii) the other party or its parent commits an act of bankruptcy within the meaning of that term in the Bankruptcy and Insolvency Act (Canada), or is petitioned into bankruptcy by a third party and such petition is not discharged within thirty (30) days, or voluntarily petitions itself into bankruptcy.

8.2   LICENSEE'S OBLIGATIONS UPON TERMINATION

Upon expiration or termination of this Agreement for any reason, Licensee shall:

(a) pay any outstanding fees and charges owed to Licensor, including any fees in lieu of notice or fees for late payment, within thirty (30) days after the date of termination;

(b)   immediately   discontinue  use  and   distribution  of  the  Software  and
      Documentation and all intellectual property of Licensor, unless otherwise permitted by Licensor ;

(c) at Licensor's sole discretion and direction, either return or destroy all copies of the Software, Documentation and Confidential Information in Licensee's possession or control;

(d) notify all resellers and distributors of the termination of this Agreement and all rights and obligations hereunder; and

(e) assign all end-user agreements and other license agreements with Clients and other sub-licensees to Licensor, subject to approval and acceptance by Licensor.

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8.3   LICENSOR'S OBLIGATIONS UPON TERMINATION

Upon expiration or termination of this Agreement for any reason, Licensor shall:

(a)   promptly complete the performance of any Supplemental Services; and

(b) within thirty (30) days of either the date of termination or receipt of all fees and charges owed by Licensee to Licensor under this Agreement, whichever is later, return or destroy all Confidential Information of Licensee in Licensor's possession or control.

9.    LICENSOR'S INTELLECTUAL PROPERTY RIGHTS

The Software, Releases, and each component part of the Software and Releases are the valuable, proprietary intellectual property of Licensor. Licensee acknowledges that any and all of the trade-marks including "Acertus," logos, trade names and other trade indicia, copyrights, industrial designs, patents, trade secrets and other intellectual property rights or embodied trade secrets in or in connection with the Software are and shall remain the sole property of Licensor and/or its Affilliates. Licensee further acknowledges and agrees that ownership of and title to the Software, Releases, and all subsequent copies thereof, regardless of the form or media, are held by Licensor. OTHER THAN THE LIMITED RIGHTS GRANTED HEREIN THIS AGREEMENT DOES NOT CONFER TO LICENSEE OR ANY OF ITS RESELLERS, DISTRIBUTORS, CLIENTS OR OTHER SU-LICENSEES ANY INTELLECTUAL PROPERTY RIGHTS IN THE SOFTWARE, RELEASES OR ANY COMPONENT PARTS OF THE SOFTWARE OR RELEASES. THE SOFTWARE IS PROTECTED BY COPYRIGHT LAWS AND APPLICABLE INTERNATIONAL COPYRIGHT TREATIES, AS WELL AS OTHER RELEVANT INTELLECTUAL PROPERTY LAWS AND TREATIES. THE SOFTWARE IS LICENSED, NOT SOLD.

10.   DISCLAIMER OF WARRANTIES

NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN THE AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, EQUITY OR OTHERWISE, IN RESPECT OF THE SOFTWARE,
DOCUMENTATION OR ANY ENHANCEMENTS OR RELEASES OR OTHER MATERIALS OR THE PERFORMANCE OF THE MAINTENANCE, INCLUDING, BUT NOT LIMITED TO, IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, SATISFACTORY RESULTS, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

LICENSOR DOES NOT WARRANT THAT THE SOFTWARE SHALL PERFORM ERROR FREE OR WITHOUT INTERRUPTION, OR THAT IT IS FREE FROM BUGS, VIRUSES, ERRORS, OR OTHER PROGRAM LIMITATIONS. LICENSEE ACKNOWLEDGES AND AGREES THAT EXISTENCE OF ERRORS SHALL NOT CONSTITUTE A BREACH OF THIS LICENSE AGREEMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR, ITS RESPECTIVE EMPLOYEES, DISTRIBUTORS, DEALERS OR AGENTS SHALL INCREASE THE SCOPE OF THE ABOVE REPRESENTATIONS, WARRANTIES OR CONDITIONS IN CONNECTION WITH THE SOFTWARE IN THIS AGREEMENT.

11.   LIMITATION OF LIABILITY

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY LIABILITY OF LICENSOR OR ITS SUPPLIERS FOR DIRECT DAMAGES EXCEED THE AMOUNT PAID IN ROYALTIES FOR THE USE OF THE SOFTWARE IN THE YEAR IN WHICH THE CLAIM AROSE, HOWSOEVER CAUSED, WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE.

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IN NO EVENT  SHALL  EITHER  PARTY BE  LIABLE TO THE  OTHER  PARTY  FOR  SPECIAL,
INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUES OR INVESTMENT OR THE LIKE, LOSS OF GOODWILL, LOSS OF DATA, LOSS OF BUSINESS, COSTS OF CAPITAL, FINANCIAL LOSS OR PERSONAL INJURY, HOWEVER SUCH DAMAGES ARE CAUSED, EVEN IF SUCH DAMAGES ARE FORESEEABLE OR A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPTING THEREFROM, IN ALL INSTANCES, DAMAGES ARISING DUE TO THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF A PARTY.

12.   INDEMNITY OF LICENSOR

LICENSEE SHALL BE LIABLE TO LICENSOR, AND, AS A SEPARATE AND INDEPENDENT COVENANT, SHALL INDEMNIFY AND HOLD HARMLESS LICENSOR, ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND CONTRACTS, AND EACH OF THEM (COLLECTIVELY, THE "LICENSOR GROUP") FROM AND AGAINST ANY AND ALL CLAIMS, CLAUSES OF ACTION, PROCEEDINGS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING LEGAL FEES ON A SOLICITOR AND HIS OWN CLIENT FULL INDEMNITY BASIS) WHATSOEVER WHICH MAY BE BROUGHT AGAINST LICENSOR GROUP, OR ANY OF THEM, OR WHICH ANY OF THEM MAY SUFFER, SUSTAIN, PAY OR INCUR, ARISING OUT OF, RELATING TO, OR IN CONNECTION
WITH: (A) ANY AGREEMENT, ARRANGEMENT OR SOFTWARE LICENSE AND/OR MAINTENANCE AGREEMENT BETWEEN LICENSEE AND ITS RESELLERS, DISTRIBUTORS AND CLIENTS FOR THE SOFTWARE AND (B) CLAIMS BY THIRD PARTIES THAT THE SOFTWARE INFRINGES SUCH THIRD PARTY RIGHTS AS A RESULT OF: 1. CHANGES MADE TO THE SOFTWARE IN ACCORDANCE WITH LICENSEE'S WRITTEN SPECIFICATIONS OR USE OF ITS DATA; 2. LICENSEE'S USE OF THE SOFTWARE IN COMBINATION WITH ANY PRODUCTS NOT SUPPLIED OR RECOMMENDED BY LICENSOR; 3. LICENSEE OR ITS CLIENTS' USE OF THE SOFTWARE CONTRARY TO THE DOCUMENTATION; 4. LICENSEE OR CLIENTS' FAILURE TO USE THE MOST CURRENT VERSION OF THE SOFTWARE WITHIN A REASONABLE TIME AFTER BEING INSTRUCTED TO DO SO TO AVOID AN INFRINGEMENT CLAIM; 5. LICENSEE OR ITS RESELLERS, DISTRIBUTORS OR CLIENTS, OR ANY OTHER THIRD PARTY MODIFYING OR ALTERING THE SOFTWARE IN ANY WAY; OR 6. LICENSEE'S IMPROPER INSTALLATION OR USE OF THE SOFTWARE OR THIRD PARTY SOFTWARE OR BREACH OF ANY TERMS AND CONDITIONS IN ANY THIRD PARTY SOFTWARE LICENSE AGREEMENTS.

13.   GENERAL

13.1  FORCE MAJEURE

Neither party shall be responsible for any failure to comply with any of the terms of this Agreement where such failure is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, civil disturbances, war, rationing, embargoes, acts of God, or acts of Government, but lack of finances shall in no event be deemed to be a cause beyond a party's control.

13.2  FURTHER ASSURANCES

The parties shall with reasonable diligence hold all meetings, perform all acts, execute and deliver all documents and instruments, do all such things and provide all such reasonable assurances as may be reasonably necessary or desirable to give effect to the provisions of this Agreement.

13.3  ASSIGNMENT

This Agreement shall be binding upon and enure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Licensee shall not assign this Agreement or any part thereof without first obtaining the written consent of Licensor, which consent shall not be unreasonably withheld. The parties agree that any attempt by Licensee to assign any part of this Agreement without prior written consent of Licensor shall be void ab initio. Licensor may assign this Agreement or any part thereof at any time without Licensee's consent.

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13.4  INDEPENDENT CONTRACTOR

No relationship of principal and agent will exist between Licensee and Licensor. The parties will remain at all times independent contractors. In no event will either party's staff or subcontractors be considered agents or employees of the other party's. Licensor will at all times continue to be liable to Licensee for all of its obligations and liabilities in respect of this Agreement.

13.5  AMENDMENT, WAIVER OR MODIFICATION

This Agreement may not be amended except by written instruments signed by Licensee and Licensor. No indulgence or forbearance by either party under this Agreement shall be deemed to constitute a waiver of its rights to insist on performance in full and in a timely manner of all covenants under this Agreement and any such waiver, in order to be binding upon a party must be expressed and in writing and signed by such party and then such waiver shall be effective only in the specific instance and for the purpose for which it is given. No waiver of any term, condition or covenant by either party shall be deemed to be a waiver by such party if its rights to require full and timely compliance with the same term, condition or covenant there after, or if any other term, covenant or condition of this Agreement at anytime.

13.6  ENTIRE AGREEMENT

This Agreement comprises the complete and exclusive statement of the agreement between Licensee and Licensor, and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

13.7  SURVIVABILITY

The provisions of Sections 7, 8.2, 8.3, 9, 10, 11, 12 and 13 shall survive termination of this Agreement, howsoever caused.

13.8  APPLICABLE LAW

This License Agreement shall be subject to, construed by and enforced in accordance with the laws of the Province of Alberta, Canada, and the parties do hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Alberta for all matters arising out of or in connection with this Agreement.

      This Agreement executed as of the date first written above.



      SECURAC TECHNOLOGIES INC.            SECURAC INC.

      Per:   /s/ Paul James Hookham        Per: /s/ Terry W. Allen
            ----------------------------        -------------------------------

      Name:  Paul James Hookham            Name: Terry W. Allen
            ----------------------------        -------------------------------

      Title: Chief Financial Officer       Title: Chief Executive Officer
            ----------------------------        -------------------------------